Exhibit 5.1

Chiang Law Office, P.C.
PROFESSIONAL CORPORATION
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1700 North First Street, Suite 343, San Jose, CA 95112
* Phone 415.895.0688 * Fax 415.882.7239 * www.chianglawpc.com

                                  May 10, 2013

Ticket To See, Inc.
2620 Regatta Drive, Suite 102
Las Vegas, NV  89128

     Re: Registration Statement on Form S-1

Ladies and Gentlemen:

     We are acting as special counsel for Ticket To See, Inc., a Nevada corporation (the "COMPANY") in connection with the registration under the Securities Act of 1933, as amended (the "ACT"), of 2,000,000 shares (the "REGISTRABLE SHARES") of the Company's Common Stock, $0.001 par value per share. The Registrable Shares are to be offered and sold by the Company pursuant to a Registration Statement on Form S-1 relating to the Registrable Shares (the "REGISTRATION STATEMENT").

     We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed as to factual matters.

     Based upon the foregoing and subject to the following, we are of the opinion that the Registrable Shares are duly authorized and if and when issued will be, validly issued, fully paid and non-assessable.

     We are members of the Bar of California, our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Nevada Private Corporations Law based solely on a review of the official statutes of the State of Nevada and the reported judicial decision interpreting such statues and provisions. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the Registrable Shares. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the Nevada Private Corporations Law be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                      Very truly yours,

                                      CHIANG LAW OFFICE, P.C.


                                      /s/ Chiang Law Office, P.C.
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